Exhibit 99


                      The McGraw-Hill Companies Reports
                 First Quarter Earnings Per Share of 39 Cents

                            Revenue Grows by 9.7%
                 Operating Margin Improves in All 3 Segments

    NEW YORK, April 27 /PRNewswire-FirstCall/ -- The McGraw-Hill Companies (NYSE: MHP) today reported diluted earnings per share of 39 cents from net income for the first quarter of 2004. The results include a one-time non-cash benefit of $20 million, or 10 cents per share, of accrued tax liabilities following the completion of various federal, state, local and foreign tax audits. This compares to the first quarter 2003 diluted earnings per share from net income of 50 cents, which included an after-tax impact of 29 cents from discontinued operations last year.
    Income from continuing operations for the first quarter of 2004 increased 91.3% to $76.3 million. Net income for the first quarter of 2004 was $75.7 million.
    Revenue for the first quarter of 2004 increased 9.7% to $911.6 million. "We gained momentum late in the first quarter and finished with a very solid performance," said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies. "Buoyed by a surge of financing in March, Financial Services produced a record first quarter. We also saw pickups in education and advertising and benefited from rigorous cost controls.
    Education: "Revenue for the segment increased 6.4% to $278.2 million and the operating loss was reduced by 2.0% to $68.8 million in the first quarter compared to the same period last year. Favorable foreign exchange rates contributed $6.1 million to revenue and had a slightly negative impact on operating profits.
    "Revenue for the McGraw-Hill School Education Group grew by 8.6% to $125.1 million in the first quarter. Revenue for the McGraw-Hill Higher Education, Professional and International Group increased by 4.7% to $153.1 million.
    "Growth in reading and testing markets was key to the McGraw-Hill School Education Group's improved performance in a seasonally slow quarter for education. The federal No Child Left Behind Act signed into law in 2002 placed new emphasis on teaching reading in the early years. As a result, educators are now acquiring reading preparation materials for the pre-K market, new programs for grades K-3 and remedial products for grades 4-6.
Some of the funding for our material came from Reading First and Early Reading First programs, which are part of the No Child Left Behind Act.
    "We continue to benefit from the increased emphasis on testing as states prepare to meet mandatory federal requirements to test annually every child in grades 3 through 8 in reading and math beginning in the 2005-06 school year. Custom-contract revenue improved in California, Wisconsin, Connecticut, West Virginia, Colorado and Maryland, but expenses increased because of additional scoring requirements for some state contracts. We also won a new statewide contract for Arizona.
    "Sales in higher education markets here and abroad offset softness in professional titles in the first quarter. School products also contributed to improved international sales in Latin America, the United Kingdom and Canada.
    "In the U.S. college and university market, key titles in the first quarter were:
      * Bodi, Investments, 6/e
      * Nickels, Understanding Business, 7/e
      * Block, Foundations of Financial Management, 11/e
    "Imprints in science, engineering and mathematics also contributed to the first quarter gain.
    Financial Services: "Revenue for this segment increased 15.6% to $456.6 million and operating profits grew by 19.9% to $173.8 million in the first quarter versus last year. Favorable foreign exchange rates contributed $9.7 million to revenue and had a slightly negative impact on operating profit in the first quarter.
    "Strong structured finance and high-yield corporate markets here and abroad as well as solid growth in counterparty credit ratings and rating evaluation services all contributed to Standard & Poor's outstanding results. International ratings accounted for nearly 35% of ratings revenue and grew faster than domestic operations.
    "Corporate and structured financing activity surged late in the first quarter. Typically, there is a pickup in structured finance during the final month of each quarter, but action this year was particularly heavy late in March in the residential mortgage-backed securities market. There also was good growth in other asset classes, including commercial mortgage-backed securities and collateralized debt obligations.
    "New issue dollar volume grew in the United States and in European bond markets in the first quarter versus the same period in 2003. In the U.S., new issue dollar volume was up 10.4%. Corporate new issuance increased 9.1%. Public finance declined by 5.5%. Mortgage-backed issuance was up 29.6%, while asset-backed issuance declined 12.2%, according to reports from Securities Data Corporation and Harrison Scott Publications.
    "In Europe, new issue dollar volume soared by 42.1%, according to Securities Data Corporation and Harrison Scott Publications.
    "Demand for retail and brokerage information is recovering slowly, but sales of products and services to institutional clients picked up as conditions in financial markets continued to improve. Assets under management for Exchange-Traded Funds based on S&P indexes climbed to $81.3 billion at the end of March, a 34.6% increase over the first quarter of 2003.
    "Valuation services improved, reflecting growing merger and acquisition activity and continued growth in non-valuation services in real estate and litigation support.

    Information and Media Services: "Revenue for this segment increased 1.3% to $176.7 million and operating profits, reflecting effective cost containment efforts, grew by 9.4% to $13.7 million in the first quarter versus the same period last year.
    At the Business-to-Business Group, which includes BusinessWeek, construction, energy, aviation and healthcare products and services, revenue was up 0.6% to $152.0 million for the first quarter.
    "After a slow start, advertising pages in BusinessWeek increased 11.8% in March enabling the publication to finish the first quarter with a year-over-year gain of 2.6%, according to the Publishers Information Bureau.
    "Conferences and shows contributed to improvement in aviation and energy, where information products also benefited from increased volatility in the oil and gas markets. The McGraw-Hill Construction Network, launched late in 2003, continues to gain momentum but could not offset softness in advertising in the publications serving the construction market.
    "For the Broadcasting Group, revenue increased 5.8% to $24.7 million in the first quarter as strong political advertising helped offset the absence of the Super Bowl, which had been aired on ABC in 2003.
    The outlook: "We're pleased with the good start in 2004 from our three segments, even though the first quarter is by far our smallest each year. On a full year basis, we still face the lightest adoption calendar of the decade in the elementary-high school market, somewhat tougher comparisons in Financial Services and an anticipated decline in the issuance of residential mortgage-backed securities.
    "Despite these market issues, our full year guidance remains unchanged.
We continue to project income from continuing operations to increase in the mid-to-high single digits in 2004 without the reoccurrence of the 30-cent after-tax benefit from the sale of the equity interest in Rock-McGraw, Inc."

    Conference Call Schedule: The Corporation's senior management will review the first quarter 2004 earnings results on a conference call scheduled for this morning, April 27th, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Management Commentary page of the Investor Relations section of the Corporation's website at www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in by 8:15 AM Eastern Time and register before the start of the call. Domestic participants may call toll-free (888) 673-9805; international participants may call +1 (773) 756-4711 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. The conference call will also be Webcast. Go to the Corporation's Investor Relations website and click on the 1Q Earnings button. At the next screen, select the Webcast link under Listening Options. You will need Windows Media Player. The prepared remarks and slides will be available for downloading from the Investor Relations website's Management Commentary archive several hours after the end of the call. The Webcast replay will be available until May 4, 2004.

    The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, political and regulatory conditions, the health of capital and equity markets, including possible future interest rate changes, the pace of recovery in the economy and in advertising, the level of expenditures in the education market, the successful marketing of competitive products and the effect of competitive products and pricing.

    About The McGraw-Hill Companies:
    Founded in 1888, The McGraw-Hill Companies is a leading global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor's, BusinessWeek and McGraw-Hill Education. The Corporation has more than 322 offices in 33 countries. Sales in 2003 were $4.8 billion. Additional information is available at http://www.mcgraw-hill.com.


                           The McGraw-Hill Companies
                              Statements of Income
                     Periods ended March 31, 2004 and 2003

                     (in thousands, except per share data)

       (unaudited)                                     Three Months
                                              -----------------------------

                                               2004         2003    % Change
                                              ------       ------   --------

       Operating revenue                   $ 911,575     $ 830,814      9.7

       Expenses, net                         820,527       764,862      7.3
                                             -------       -------

       Income from operations                 91,048        65,952     38.1

       Interest expense                        1,737         2,679    -35.2
                                             -------       -------
       Income from continuing operations
        before taxes on income                89,311        63,273     41.2

       Provision for taxes on income          13,045        23,410    -44.3
                                             -------       -------
       Income from continuing operations   $  76,266     $  39,863     91.3
                                             -------       -------
       Discontinued operations:

        (Loss)/earnings from operations
         of discontinued components        $    (931)    $  84,865      N/M
        Income tax (benefit)/expense            (344)       29,333      N/M
                                             -------       -------
        (Loss)/earnings from discontinued
         operations                        $    (587)    $  55,532      N/M

       Net income                          $  75,679     $  95,395    -20.7
                                           =========     =========
       Earnings per common share:
        Basic earnings per share:

        Income from continuing operations  $    0.40     $    0.21     90.5
                                           =========     =========
        Net income                         $    0.40     $    0.50    -20.0
                                           =========     =========
        Diluted earnings per share:

        Income from continuing operations  $    0.39     $    0.21     85.7
                                           =========     =========
        Net income                         $    0.39     $    0.50    -22.0
                                           =========     =========
       Dividend per common share           $    0.30     $    0.27     11.1
                                           =========     =========
       Average number of common shares
        outstanding:
           Basic                             190,581       190,933
           Diluted                           193,490       191,982


    N/M - not meaningful
    EXHIBIT 1


                            The McGraw-Hill Companies
                           Operating Results by Segment
                      Periods ended March 31, 2004 and 2003

                                               (dollars in thousands)
             (unaudited)                               Revenue
                                            ---------------------------------
                                                                       %
                                                                   Favorable
                                             2004         2003   (Unfavorable)
                                            ------       ------   -----------
             Three Months
             McGraw-Hill Education (a)       $278,197     $261,430      6.4
             Financial Services               456,635      394,895     15.6
             Information and Media Services   176,743      174,489      1.3
                                             --------     --------  -------
             Total operating segments         911,575      830,814      9.7
             General corporate expense              -            -        -
             Interest expense                       -            -        -
                                             --------     --------  -------
             Total company                   $911,575     $830,814      9.7
                                             ========     ========  =======

      (a) The three months ended March 31, 2003 have been restated to exclude discontinued operations as a result of the disposition of the Landoll, Frank Schaffer and related juvenile retail publishing businesses.




                            The McGraw-Hill Companies
                           Operating Results by Segment
                      Periods ended March 31, 2004 and 2003


            (unaudited)                              Operating Profit
                                                                       %
                                                                   Favorable
                                             2004          2003  (Unfavorable)
                                            ------       ------- -------------
            Three Months
            McGraw-Hill Education (a)      $(68,796)    $(70,180)       2.0
            Financial Services              173,839      144,991       19.9
            Information and Media Services   13,651       12,476        9.4
                                            -------      -------    -------
            Total operating segments        118,694       87,287       36.0
            General corporate expense       (27,646)     (21,335)     (29.6)
            Interest expense                 (1,737)      (2,679)      35.2
                                            -------      --------   -------
            Total company                   $89,311 *    $63,273 *     41.2
                                            =======      ========   =======

      (a) The three months ended March 31, 2003 have been restated to exclude discontinued operations as a result of the disposition of the Landoll, Frank Schaffer and related juvenile retail publishing businesses.
       *  Income from continuing operations before taxes on income
          EXHIBIT 2

SOURCE  The McGraw-Hill Companies
    -0-                             04/27/2004
    /CONTACT:  Media Relations Contacts:
               Steven H. Weiss
               Vice President, Corporate Communications
               The McGraw-Hill Companies
               +1-212-512-2247 (office)
               +1-917-374-2024 (mobile)
               +1-212-580-2565 (home)
               weissh@mcgraw-hill.com

               Tom DiPiazza
               Director, Corporate Communications
               The McGraw-Hill Companies
               +1-212-512-4145 (office)
               +1-917-328-7582 (mobile)
               tom_dipiazza@mcgraw-hill.com

               Investor Relations Contact:
               Donald S. Rubin
               Senior Vice President, Investor Relations
               The McGraw-Hill Companies
               +1-212-512-4321 (office)
               +1-212-512-3840 (fax)
               donald_rubin@mcgraw-hill.com /
    /Web site:  http://www.mcgraw-hill.com /
    (MHP)

CO:  McGraw-Hill Companies
ST:  New York
IN:  FIN PUB
SU:  ERN CCA